UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): July 31, 2014

LGI HOMES, INC. (Exact name of registrant as specified in its charter)

Delaware	001-36126	46-3088013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1450 Lake Robbins Drive, Suite 430, The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)
(281) 362-8998
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On July 31, 2014, LGI Homes, Inc. (the “Company”) and each of its subsidiaries entered into a Commitment Increase Agreement with Woodforest National Bank, Fifth Third Bank and Texas Capital Bank, National Association, as administrative agent, whereby the aggregate commitments under the Company’s senior secured revolving credit facility with a syndication of lenders increased from $135.0 million to $175.0 million in accordance with the accordion feature of the credit agreement. Woodforest National Bank increased its commitment by an addition $5.0 million and Fifth Third Bank became a lender under the credit facility and made a commitment of up to $35.0 million. The description set forth above is qualified in its entirety by reference to the Commitment Increase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1
Commitment Increase Agreement dated as of July 31, 2014 by and among LGI Homes, Inc., its subsidiaries listed therein, Woodforest National Bank, Fifth Third Bank and Texas Capital Bank, National Association, as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LGI HOMES, INC.

By: /s/ Eric T. Lipar
Eric T. Lipar
Chief Executive Officer and Chairman of the Board

Dated: August 5, 2014

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
10.1
Commitment Increase Agreement dated as of July 31, 2014 by and among LGI Homes, Inc., its subsidiaries listed therein, Woodforest National Bank, Fifth Third Bank and Texas Capital Bank, National Association, as administrative agent